As filed with the Securities and Exchange Commission on February 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBER TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-2647441
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1515 3rd Street
San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plan)

Nelson Chai

Chief Financial Officer

Uber Technologies, Inc.

1515 3rd Street

San Francisco, California 94158

(415) 612-8582

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111-4004 (415) 693-2000	Tony West Uber Technologies, Inc. 1515 3rd Street San Francisco, California 94158 (415) 612-8582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Uber Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 100,275,135 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) and (ii) an additional 20,055,027 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”). The Registrant previously registered (a) 130,000,000 shares of Common Stock that are or may become issuable under the 2019 Plan and 25,000,000 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-231430) filed with the Commission on May 13, 2019, (b) an additional 88,027,075 shares of Common Stock that are or may become issuable under the 2019 Plan and an additional 17,166,767 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-235776) filed with the Commission on January 2, 2020, (c) an additional 92,489,696 shares of Common Stock that are or may become issuable under the 2019 Plan and an additional 18,497,939 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-253677) filed with the Commission on March 1, 2021, and (d) an additional 97,470,577 shares of Common Stock that are or may become issuable under the 2019 Plan and an additional 19,494,115 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-262994) filed with the Commission on February 24, 2022 (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 21, 2023; and

2.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 7, 2019, including any amendments or reports filed for the purpose of updating this description, and any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1(4)	2019 Equity Incentive Plan and related forms of award agreements.

99.2(5)	2019 Employee Stock Purchase Plan.

107	Filing Fee Table.

(1)	Filed with the Commission on August 5, 2021 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38902) and incorporated herein by reference.

(2)	Filed with the Commission on August 5, 2021, as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38902) and incorporated herein by reference.

(3)	Filed with the Commission on April 26, 2019 as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.

(4)	Filed with the Commission on April 11, 2019 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.

(5)	Filed with the Commission on April 11, 2019 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 22, 2023.

Uber Technologies, Inc.

By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoint Dara Khosrowshahi, Nelson Chai, and Tony West, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi	Chief Executive Officer and Director	February 22, 2023
Dara Khosrowshahi	(Principal Executive Officer)
/s/ Nelson Chai	Chief Financial Officer	February 22, 2023
Nelson Chai	(Principal Financial Officer)

/s/ Glen Ceremony	Chief Accounting Officer and Global Corporate Controller	February 22, 2023
Glen Ceremony	(Principal Accounting Officer)

/s/ Ronald Sugar	Chairperson of the Board of Directors	February 22, 2023
Ronald Sugar

/s/ Revathi Advaithi	Director	February 22, 2023
Revathi Advaithi

/s/ Ursula Burns	Director	February 22, 2023
Ursula Burns

/s/ Robert Eckert	Director	February 22, 2023
Robert Eckert

/s/ Amanda Ginsberg	Director	February 22, 2023
Amanda Ginsberg

/s/ Wan Ling Martello	Director	February 22, 2023
Wan Ling Martello

/s/ H.E. Yasir Al-Rumayyan	Director	February 22, 2023
H.E. Yasir Al-Rumayyan

/s/ John Thain	Director	February 22, 2023
John Thain

/s/ David Trujillo	Director	February 22, 2023
David Trujillo

/s/ Alexander Wynaendts	Director	February 22, 2023
Alexander Wynaendts